Exhibit 99.1

PAETEC AND US LEC TO COMBINE IN $1.3 BILLION TRANSACTION

Merger Creates Premier Communications Provider to Enterprise Customers

Companies Expect Annual Cost Savings of $40 Million,

Adjusted EBITDA of $187 Million and Free Cash Flow of $109 Million

CHARLOTTE, NC and FAIRPORT, NY – August 14, 2006 – US LEC Corp. (NASDAQ: CLEC), a full-service provider of IP, data and voice solutions to businesses and enterprise organizations throughout the Eastern United States, and PAETEC, a privately-held supplier of communications solutions to medium and large businesses and institutions, announced today that they have signed a definitive agreement to merge the two companies.

On a pro forma basis, the company will generate nearly $1 billion in revenue, $187 million in adjusted EBITDA, and $109 million in free cash flow (adjusted EBITDA minus capital expenditures). Cost saving synergies of $25 million have been identified in the first year after closing, and $40 million annually beginning in 2008. The combined company will have over 45,000 enterprise customers, consisting of medium and large businesses and institutions. It will operate in 52 of the top 100 Metropolitan Service Areas (MSAs) in the U.S., with a leading presence in the Eastern U.S., as well as several other major markets across the country.

Transaction Terms and Structure

Under the terms of the merger agreement, which was approved unanimously by the boards of directors of both companies, PAETEC and US LEC will become wholly-owned subsidiaries of a new publicly owned holding company (“New PAETEC”). Taking into account outstanding rights to acquire shares in the new holding company in the future, US LEC security holders will own approximately 1/3 and PAETEC security holders will own approximately 2/3 of the new holding company. Upon closing, US LEC shareholders will be entitled to receive one share in the new holding company in exchange for each share of US LEC that they currently own, and PAETEC shareholders will be entitled to receive 1.623 shares in exchange for each share of PAETEC that they currently own. Based on US LEC’s closing stock price on August 11, 2006, the total enterprise value of the new company will be approximately $1.3 billion. Upon completion of the transaction, “New PAETEC” expects to be listed on the NASDAQ Stock Market under the ticker “CLEC.”

Financing and Capital Structure

US LEC and PAETEC will finance the transaction through a combination of debt and cash on hand. Deutsche Bank Securities Inc., Merrill Lynch & Co. and CIT Group, Inc. have provided a full commitment for $850 million of financing for the transaction, which includes refinancing of both companies’ debt, US LEC’s Series A Preferred Stock and an unused $50 million revolver.

US LEC has entered into an agreement to repurchase its outstanding Series A Preferred Stock, held by Bain Capital and Thomas H. Lee Partners LP, at a price which reflects a $30 million discount to its accreted value (approximately $268 million as of December 31, 2006, net of discount). Upon closing, this repurchase would eliminate US LEC’s Convertible Preferred Stock due April 2010.

“This merger provides US LEC shareholders with significant value and is a transformational event for our company, creating substantial opportunities for customers and offering shareholders of both US LEC and PAETEC the ability to participate in the upside potential of the combined company,” said Richard Aab, Chairman of US LEC. “This is an excellent fit from an operational and financial perspective. An important rationale for our merger is the cost savings we will be able to capture, as well as additional revenue synergies that have not yet been factored into our financial projections. With respect to integrating our technology, both companies’ networks are highly adaptive, capital efficient and extremely compatible. The new PAETEC’s customer base will benefit from an enhanced capacity to deliver new, innovative communications services and a relationship with an even stronger, more competitive partner.”

“We are excited to be combining with US LEC,” said Arunas Chesonis, Chairman and Chief Executive Officer of PAETEC. “Rick and I share a common vision for the industry and are firm believers in our business models. This strategic combination of highly complementary operating companies is about scale, scope and growth. The new PAETEC will provide our combined 45,000 enterprise business customers with some of the newest and most innovative solutions in the rapidly converging world of voice, data and enhanced services. Both PAETEC and US LEC are solid operating companies that have proven themselves in a highly competitive marketplace. We share a ‘customer comes first’ attitude and are committed to building and keeping world-class partnerships.”

Mr. Chesonis continued, “Given the complementary nature of the two companies’ product and technology portfolios, as well as their geographic footprints, the new PAETEC will be well positioned to capitalize on significant cross-selling opportunities. I am confident that we will deliver substantial long-term value to our customers and shareholders.”

Achievable Synergies

US LEC and PAETEC expect the proposed transaction to provide substantial benefits for shareholders of the combined company and significant value creation through identified highly achievable synergies of $25 million in the first year after closing, and $40 million annually beginning in 2008. As facilities and operations are consolidated, a substantial portion of network cost synergies and capital expenditure savings are expected to come from increased scale and the smooth integration of the companies’ state of the art network operations and IT. Additional savings are expected to result from combining staff functions and the elimination of a significant amount of SG&A expenses that would be duplicative in the combined company.

Company Leadership and Headquarters

Upon the close of the transaction, Arunas Chesonis will become Chairman and Chief Executive Officer of the combined company, and Richard Aab will become Vice Chairman. Keith Wilson, Chief Financial Officer of PAETEC, will become Chief Financial Officer of the combined company, and EJ Butler, current PAETEC Chief Operating Officer, will become Chief Operating Officer. J. Lyle Patrick, Chief Financial Officer of US LEC, will lead the integration efforts as Executive Vice President of Integration. The combined company will be headquartered in Fairport, NY, and will maintain US LEC’s operations in Charlotte, NC, with significant operations in the Eastern corridor and a significant presence in several other markets throughout the country, including Chicago and along the West Coast.

Approvals

The transaction is subject to approval by a majority of both US LEC and PAETEC shareholders and the satisfaction of closing conditions and regulatory approvals, including receipt of financing and repurchase of US LEC’s outstanding Preferred Stock, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approvals by state public service commissions in the states where the combined company will operate. Bain Capital and Thomas H. Lee Partners LP, which collectively own 24% of US LEC’s outstanding shares on a voting basis, and Madison Dearborn Partners and The Blackstone Group, which collectively own approximately 19.5% of PAETEC’s outstanding shares, have agreed to vote their respective shares in favor of the transaction. The companies expect that the transaction will close in the fourth quarter of 2006.

Advisors

Deutsche Bank Securities Inc. is acting as financial advisor to US LEC and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor. Merrill Lynch & Co. and The Blackstone Group are acting as financial advisors to PAETEC and Hogan & Hartson LLP is acting as legal advisor. Deutsche Bank Securities Inc. and Houlihan Lokey Howard & Zukin provided fairness opinions to US LEC’s Board of Directors. Merrill Lynch & Co. and Capitalink, L.C. provided fairness opinions to PAETEC’s Board of Directors.

Conference Call and Webcast at 10:00 AM (ET) Today

PAETEC and US LEC will host a conference call for investors and analysts today, August 14, 2006 at 10:00 AM Eastern Time, to discuss today’s announcement, as well as US LEC’s second quarter 2006 earnings. A live broadcast of the conference call will be available online at www.uslec.com and www.paetec.com. To listen to the live call, visit either web site at least fifteen minutes early to download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephone replay will be available shortly after the call through the close of business on August 17, 2006 and replay via web cast will be available through September 14, 2006.

About PAETEC

PAETEC is an innovative supplier of communications solutions to medium and large businesses and institutions. With the belief that every customer has unique needs, PAETEC offers personalized solutions that include a comprehensive suite of Voice over Internet Protocol (VoIP) services delivered over our Private-IP MPLS network. With more than 1,000,000 access line equivalents in service, PAETEC serves more than 17,000 core business customers across the U.S. by offering a full line of telecommunications and Internet services, enterprise communications management software, security solutions, and managed services. The company was the recipient of the 2005 American Business Ethics Award for a mid-size company, presented by the Society of Financial Services Professionals. PAETEC is headquartered in Fairport, N.Y. More information about the company can be found by visiting www.PAETEC.com.

About US LEC

Based in Charlotte, N.C., US LEC is a full-service provider of IP, data and voice solutions to medium and large businesses and enterprise organizations throughout 16 Eastern states and the District of Columbia. US LEC offers advanced, IP-based, data and voice services such as MPLS VPN and Ethernet, as well as comprehensive Dynamic TSM VoIP-enabled services and features. The company also offers local and long distance services and data services such as frame relay, Multi-Link Frame Relay and ATM. US LEC provides a broad array of complementary services, including conferencing, data backup and recovery, data center services and Web hosting, as well as managed firewall and router services for advanced data networking. US LEC also offers selected voice services in 27 additional states and provides enhanced data services, dedicated Internet services and MegaPOP® (local dial-up Internet access for ISPs) nationwide. For more information about US LEC, visit www.uslec.com.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

The use of words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “intend”, “future”, “potential” or “continue”, and other similar expressions are intended to identify forward-looking statements.

All of these forward-looking statements are based on estimates and assumptions by management that, although we believe them to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, industry, strategy or actual results to differ materially from those expressed or implied in the forward-looking statements.

These risks and uncertainties may include those discussed in US LEC’s reports on Form 10-K, Form 10-Q and Form 8-K on file with the Securities and Exchange Commission (the “SEC”), and other factors which may not be known to us. Any forward-looking statement speaks only as of its date. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

“New PAETEC” will file with the SEC a registration statement that will contain a proxy statement/prospectus regarding the proposed merger transaction between PAETEC and US LEC, as well as other relevant documents concerning the proposed transaction. Investors and security holders of US LEC are urged to read the proxy statement/prospectus for the transaction and the other relevant documents when they become available because they will contain important information about “New PAETEC,” PAETEC, US LEC and the proposed merger transaction. The proxy statement/prospectus will be mailed to stockholders of US LEC prior to their stockholders meeting. Investors and security holders of US LEC may obtain free copies of the proxy statement/prospectus and other documents filed by “New PAETEC” with the SEC (when they become available) at the SEC’s web site at www.sec.gov. Free copies of the definitive proxy statement/prospectus and other documents also may be obtained by writing to PAETEC, One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Investor Relations.

Information regarding the identity of persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of stockholders of US LEC in connection with the proposed transaction, and their interests in the solicitation, will be set forth in the proxy statement of US LEC and in the registration statement that will be filed by “New PAETEC” with the SEC.

Contact Information

US LEC Investors:

J. Lyle Patrick

Executive Vice President and Chief Financial Officer, US LEC

704-319-1114

lpatrick@uslec.com

PAETEC Investors:

Keith Wilson

Chief Financial Officer, PAETEC

585-340-2970

keith.wilson@paetec.com

Media:

Steve Frankel / Sharon Goldstein

Both of Joele Frank, Wilkinson Brimmer Katcher

212-355-4449